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                                                                    EXHIBIT 99.1


                           PURCHASE AND SALE AGREEMENT

                                 by and between

                          PORTLAND LOFTS ASSOCIATES LP
                                   ("Seller")

                                       and

                                 SP/HONEYMAN LLC
                                  ("Purchaser")

                                       for

                           certain property located in
                                Portland, Oregon


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                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into as of the 14th day of April, 2006 (being the "Effective Date" as defined in Section 16.4 below), by and between PORTLAND LOFTS ASSOCIATES LP, a Delaware limited partnership ("Portland" or "Seller"), with an address of 21 Custom House Street, Boston, MA 02110 and SP/HONEYMAN LLC, a Delaware limited liability company with an address of 44 Brattle Street, Cambridge, MA 02138 ("Purchaser").


                                R E C I T A L S:

         A. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement the following:

                  (a) that certain tract or parcel of land located at 555 NW Park, Portland, Multnomah County, Oregon, more particularly described in Exhibit A attached hereto (the "Land");

                  (b) the 89 unit apartment complex commonly known as The Honeyman Hardware Lofts, which contains related improvements, facilities, amenities, structures, driveways and walkways, all of which have been constructed on the Land (collectively, the "Improvements");

                  (c) all right, title and interest of Seller in and to any alleys, strips or gores adjoining the Land, and any easements, rights-of-way or other interests in, on, under or to, any land, highway, street, road, right-of-way or avenue, open or proposed, in, on, under, across, in front of, abutting or adjoining the Land, and all right, title and interest of Seller in and to any awards for damage thereto by reason of a change of grade thereof;

                  (d) the accessions, appurtenant rights, privileges, appurtenances and all the estate and rights of Seller in and to the Land and the Improvements, as applicable, or otherwise appertaining to any of the property described in the immediately preceding clauses (a),
         (b) and/or (c);

                  (e) all right, title and interest of Seller in the personal property listed in Exhibit B attached hereto and all other fixtures, machinery, supplies, equipment and other personal property owned by Seller and located on or in or used or usable solely in connection with the Land and Improvements (collectively, the "Personal Property"); and

                  (f) all of Seller's right, title and interest in and to the Leases (as hereinafter defined), and to the extent assignable, the Contracts (as


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         hereinafter defined), any intangible property now or hereafter owned by
         Seller and used solely in connection with the Land, Improvements and Personal Property, including, without limitation, the name of the Property and any trademarks, trade names, trade styles, service marks, software, domain names and web sites related to the Property, all rights under any certificates of occupancy, licenses, permits and approvals relating to the Property, data files in Seller's possession containing the information set forth in the Rent Roll (as hereinafter defined), all contract rights, escrow or security deposits, utility agreements or other rights related to the ownership of or use and operation of the Property, as hereinafter defined (collectively, the "Intangible Property").


         All of the items described in subparagraphs (a), (b), (c), (d), (e) and
(f) above are collectively the "Property".

         B. Purchaser desires to purchase the Property from Seller and the Seller desires to sell, transfer and assign the same to Purchaser.

         C. Seller, Historic Preservation Properties 1989 Limited Partnership ("HPP '89"), Boston Historic Partners Limited Partnership ("BHP"), Purchaser, and Equity Resource Investments, LLC ("ERI"), represent, warrant, and agree that this is the only agreement between the parties. Except with respect to any claims arising from this Agreement, or in connection with the transaction contemplated herein, Seller, HPP '89, BHP, Purchaser and ERI individually and on behalf of their respective partners, members, managers, officers, directors, shareholders, heirs, agents, representatives, affiliates, lawyers, servants, employees, principals, successors and assigns hereby fully release, remise, waive, and forever discharge each other and their respective partners, members, managers, officers, directors, shareholders, heirs, agents, representatives, affiliates, lawyers, servants, employees, principals, successors and assigns, from and of any and all claims, debts, demands, actions, causes of action, suits, obligations, covenants, judgments, rights of offset, breach of contract, breaches of duty of any relationship, contribution, damages, agreements, malfeasance, non-feasance, promises of any and all types whatsoever, dues, sums and sums of money, accounts, reckonings, bonds, specialties, indemnities, executions and liabilities of any nature whatsoever, both at law and in equity, whether known or unknown, suspected or unsuspected, absolute or contingent, and whether previously asserted or otherwise, which arose at any time prior to the date hereof, or which hereafter could arise based on any fact, transaction, cause, matter or thing which occurred prior to the date hereof, that any of the foregoing parties had or may have against each other. Seller, HPP '89, BHP, Purchaser and ERI understand they are waiving legal rights and/or claims under this paragraph; that they voluntarily, expressly, and knowingly do so. Seller, HPP '89, BHP, Purchaser and ERI represent and warrant that they were represented by an attorney employed to represent them with respect to this paragraph and all matters covered by it; and that they have been fully advised by their attorneys concerning their rights with respect to this paragraph. The provisions of this Recital C shall survive the delivery of the Deed (as herein defined) from Seller to Purchaser.


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         NOW, THEREFORE, for and in consideration of the recitals, the mutual promises hereinafter set forth, the payment by Purchaser to the Seller of Ten and 00/100 Dollars ($10.00), the receipt of which is hereby acknowledged, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                            INCORPORATION OF RECITALS

         1.1. Incorporation of Recitals. The foregoing recitals are incorporated into this Agreement as if fully set forth herein.

                                   ARTICLE II.

                                PURCHASE AND SALE

         2.1. Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase, acquire and accept from the Seller the Property upon the terms and conditions set forth in this Agreement.

                                  ARTICLE III.

                                 PURCHASE PRICE

         3.1. Purchase Price. (a) The aggregate purchase price for the Property shall be Eleven Million and No/100 Dollars ($11,000,000.00) (the "Purchase Price"), as may be adjusted pursuant to the terms of this Agreement. The Purchase Price shall be delivered to the Escrow Agent (as defined in Section 4.1 below) by federal wire transfer in immediately available federal funds on the day of Closing (as defined in Section 12.1 below), subject to customary escrow arrangements, and shall be paid to Seller in accordance with instructions to be provided by Seller and Purchaser to Escrow Agent prior to closing.

                                   ARTICLE IV.

                                     DEPOSIT

         4.1. Deposit. Purchaser shall deliver to Lawyers Title Insurance Corporation, c/o LandAmerica Financial Group, Inc., 150 Federal Street, Boston, Massachusetts 02110 Attn: Robert Soule, Esq. ("Escrow Agent") no later than two business days after execution of this Agreement an earnest money deposit of Two Hundred Thousand and No/100 Dollars ($200,000.00) in cash or in the form of an irrevocable, clean standby letter of credit (upon such terms, and issued by such bank, as approved by Seller) (the "Initial Deposit"). On the Due Diligence Date (as herein defined), unless Purchaser has


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otherwise terminated this Agreement, Purchaser shall deliver to the Escrow Agent an additional Three Hundred Thousand and No/100 Dollars ($300,000.00) in cash or in the form of an irrevocable, clean standby letter of credit (upon such terms, and issued by such bank, as approved by Seller) (the "Additional Deposit"). The entire Deposit consisting of the Initial Deposit and the Additional Deposit (collectively the "Deposit") shall thereupon and thereafter be non-refundable except as expressly provided in this Agreement. All interest accruing on the Deposit, if any, shall for all purposes be considered part of the Deposit. In the event Purchaser does not deliver the Deposit to Escrow Agent within the time period provided in this Section 4.1, Seller shall have the right to immediately terminate this Agreement upon notice to Purchaser.

         4.2. Application Upon Default. The Deposit, if paid in cash, shall be held by Escrow Agent in an interest-bearing escrow account in one or more federally-insured institutions as directed by Purchaser and reasonably acceptable to Seller. To allow the interest bearing account(s) to be opened, Purchaser's and Seller's tax identification or social security numbers are set forth below their signatures. The Deposit shall be held by the Escrow Agent until (i) Closing occurs under this Agreement, in which event the Deposit (including all interest earned thereon), shall be paid to Seller as a credit to the Purchase Price, or (ii) this Agreement has been terminated, in which event the Deposit will be promptly delivered to Seller or to Purchaser as provided in this Agreement.

         4.3. Escrow Agent. Escrow Agent is executing this Agreement to acknowledge Escrow Agent's responsibilities hereunder, which may be modified only by a written amendment signed by all of the parties. Any amendment to this Agreement that is not signed by Escrow Agent shall be effective as to the parties thereto, but shall not be binding on Escrow Agent. Escrow Agent shall accept the Deposit with the understanding of the parties that Escrow Agent is not a party to this Agreement except to the extent of its specific responsibilities hereunder, and does not assume or have any liability for the performance or non-performance of Purchaser or Sellers hereunder to either of them. Additional provisions with respect to the Escrow Agent are set forth in
Section 16.14 of this Agreement.

                                   ARTICLE V.

                          PRORATIONS AND CLOSING COSTS

         5.1. Prorations. All matters involving prorations or adjustments to be made in connection with Closing, if not addressed herein, shall be adjusted in the manner customarily applied in large commercial real estate transactions in Multnomah County, Oregon. Except as otherwise set forth herein, all items to be prorated pursuant to this Article V shall be prorated as of midnight of the day immediately preceding the Closing Date, with Purchaser to be treated as the owner of the Property, for purposes of prorations of income and expenses, on and after the Closing Date.

                  5.1.1. Taxes. Real estate and personal property taxes and assessments for the year in which Closing is held shall be prorated on the basis of a three hundred


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sixty-five (365) day year. If the amount of said taxes is not known at the time of the delivery of the deed, they shall be apportioned on the basis of the taxes assessed for the preceding year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and, if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless herein otherwise agreed. The provisions of this Section 5.1.1 shall survive the Closing.

                  5.1.2. Rents. Purchaser shall receive from Seller a credit for any rent and other income under Leases collected by Seller before Closing that applies to any period after Closing. Uncollected rent and other uncollected income shall not be prorated at Closing. After Closing, Purchaser shall apply all rent and income collected by Purchaser from a tenant, first to the month in which Closing occurred, then to such tenant's current monthly rental and then to arrearages in the reverse order in which they were due, remitting promptly to Seller, any balance properly allocable to Seller's period of ownership. Purchaser shall bill and use commercially reasonable efforts to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages. Any rent or other income received by Seller after Closing which are owed to Purchaser shall be remitted to Purchaser promptly after receipt for allocation and disbursement as provided herein. Seller shall have the right to attempt to collect directly from any tenants any rents or other amounts payable to Seller by tenants under the Leases, provided that Seller shall not institute legal proceedings with respect to any such amounts. A current rent roll for the Property, is attached hereto as Exhibit C, listing for each of the apartment units in the Improvements: apartment number, unit type, unit status, tenant name, commencement and termination dates, market rent, lease rent, security deposits and details of any concessions and schedule of rental delinquencies in such form as is prepared by Seller in the ordinary course of business (the "Rent Roll").

                  5.1.3. Insurance. There shall be no proration of Seller's insurance premiums or assignment of Seller's insurance policies, and Seller shall, at its option, be entitled to cancel all of its existing policies as of consummation of the Closing. Purchaser shall be obligated (at its own election) to obtain any replacement policies.

                  5.1.4. Utilities. Prior to Closing, Seller shall notify all public and private utilities providing services to the Property of the prospective change in ownership and will request that all future billings be made to Purchaser or its designee, at a specified address, with no interruption of service.

                  5.1.5. Operating Costs. Purchaser and Seller hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other operating expenses relating to the Property and allocable to the period prior to the Closing Date shall be determined and paid by Seller before Closing, if possible. Seller shall attempt to have all utility meters read as of the Closing Date. To the extent not paid prior to Closing, such


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amounts shall be prorated as of the Closing Date, with Seller being charged for all amounts that accrue through the day immediately preceding the Closing Date and Purchaser being charged for all amounts that accrue thereafter. If final meter readings are not available, such prorations shall be made based on the parties' good faith reasonable estimate with a readjustment based on the actual charges within forty-five (45) days of Closing if necessary. Seller shall further attempt to obtain from the provider of same all other service statements and bills of account. The provisions of this Section 5.1.5 shall survive the Closing.

                  5.1.6. Security Deposits. Purchaser shall receive a credit for all security deposits plus any interest thereon required to be paid under applicable state law or under the terms of Leases; it is the intent of the parties that all security deposits shown on the Rent Roll shall be transferred by Seller to Purchaser at Closing; on the Closing, Purchaser will assume all obligations with respect to the security deposits transferred to Purchaser and be directly accountable to the residents of the Property with respect thereto; provided however, Seller shall indemnify and hold Purchaser harmless from any liabilities, resulting solely from the negligence or improper handling of the security deposits by Seller, for the period prior to the Closing, and this indemnification obligation shall survive the Closing.

                  5.1.7. Contracts. Prepayments paid by or paid to Seller under assigned Contracts shall be prorated between Seller and Purchaser.

         5.2. Closing Costs.

         (a) The Seller and Purchaser shall each pay the following costs in connection with the transaction contemplated by this Agreement:

                  (i)      fifty percent (50%) of all escrow fees, if any;

                  (ii)     each party's share of prorations pursuant to Section
                           5.1 above;

                  (iii) each party's own expenses incurred in connection with the transaction and this Agreement including, without limitation, all of its own accounting, legal, appraisal and other professional fees, and all other costs and expenses set forth in this Agreement to be borne by that party.

         (b) Seller shall pay one hundred percent (100%) of the cost of Purchaser's base title insurance premium (for Purchaser's owner's policy) and all title examination costs incurred in connection with the Title Commitment obtained pursuant to Section 7.2 below. Purchaser shall pay one hundred percent (100%) of the cost of (i) Purchaser's title insurance premiums for Purchaser's lender's title policy and for any extended coverage (for owner's and lender's policies), (ii) environmental inspection or review, (iii) any financing, (iv) survey costs; and (v) all other property inspections and due diligence investigations, and all reports prepared in connection therewith.


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                                   ARTICLE VI.

            PURCHASER'S DUE DILIGENCE, RIGHT OF ACCESS AND INSPECTION

         6.1. Purchaser's Due Diligence, Right of Access and Inspection.

         (a) At all times after the date of this Agreement, and subject to the confidentiality provisions set forth in Section 6.3 below and payment of the Initial Deposit pursuant to Section 4.1 above, Purchaser may examine (a) all leases, contracts, books, records and accounting reports of Seller or Seller's property manager relating to the Property, (b) title and survey, (c) compliance with all zoning, building and other laws and regulations, (d) an engineering and physical inspection, (e) an environmental study, and (f) an inspection of such other matters as Purchaser determines. Purchaser, its agents and representatives, shall be entitled to enter upon the Property (as coordinated through Seller's property manager), including all leased areas and apartment units, upon reasonable prior notice to Seller, to perform inspections and tests of the Property, including surveys, environmental studies, examinations, tests of all structural and mechanical systems within the Improvements. Seller shall make an on-site representative available to assist in all on-site inspections at reasonable times and on reasonable notice to Seller. Notwithstanding the foregoing, Purchaser shall not be permitted to materially and unreasonably interfere with Seller's operations at the Property or materially interfere with any tenant's occupancy at the Property, and the scheduling of any inspections shall take into account the timing and availability of access to tenants' premises, pursuant to tenants' rights under the Leases or otherwise. The term "Inspection Period," as used herein, shall mean the period commencing on the Effective Date (as defined below) and ending at 5:00 p.m. Boston time on May 15, 2006 (herein the "Due Diligence Date"). Purchaser shall have the right to terminate this Agreement, in its sole discretion, for any reason or no reason, by giving written notice of such election to Seller on any day prior to and including the final day of the Inspection Period, in which event the Deposit shall be returned forthwith to Purchaser and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. In the absence of such written notice, the contingency provided for in this Section 6.1 shall no longer be applicable, Purchaser shall be deemed to have waived its right to terminate under this Section 6.1 and this Agreement shall continue in full force and effect.

         (b) Subject to the confidentiality provisions set forth in Section 6.3 below and payment of the deposit pursuant to Section 4.1 above, Purchaser shall have the right, upon reasonable notice to Seller, to cause a Phase I Environmental Study and, if warranted or desirable in Purchaser's reasonable discretion, a Phase II Environmental Study of the Property (collectively, "Environmental Studies") to be performed. Purchaser shall not make any physical alterations to the Improvements, shall use reasonable efforts to prevent interference with the tenants or management of the Property, and shall restore any damage to the Property caused by Purchaser or its designees. In addition, Purchaser shall further have complete access to all documentation, agreements


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and other information in the possession of, or under the control of, the Seller, related to the ownership, use and operation of the Property, and shall have the right to make copies of such documentation. Purchaser agrees to maintain, and to cause each of its designees performing any of the foregoing inspections or investigations of any kind to maintain, commercial general liability insurance with limits of not less than Two Million and No/100 Dollars ($2,000,000.00) for personal injury, including bodily injury and death, and premises damage, naming the Seller as an additional insured. Upon Seller's request, Purchaser shall deliver to the Seller a copy or copies of the certificate or certificates of insurance evidencing the insurance required hereunder, which certificate shall provide that such insurance shall not be terminated or modified without at least ten (10) days' prior written notice to Seller. Purchaser shall indemnify and hold Seller harmless for all costs and expenses (including reasonable attorneys' fees actually incurred) incurred by Seller in connection with any property damage to the Property (or to a tenant's property) or physical injury to any person, resulting from Purchaser's (or its employees', contractors', consultants' or agents') entry onto, or inspections and examinations of, the Property, provided however that the Purchaser shall not be liable for loss due to any condition discovered by Purchaser as part of its due diligence (which condition was not caused by Purchaser or Purchaser's employees, contractors, consultants or agents) or for any damage or injury which is the result of the acts or omissions of Seller, its agents, employees, contractors or tenants. The foregoing indemnification shall survive the Closing or the termination of this Agreement.

         6.2. Due Diligence Materials. Seller has delivered, or caused to be delivered, to Purchaser copies of all those materials identified in the Memorandum sent to Michael Phelan/The Valuations Group Inc. from Craig McConachie, dated March 20, 2006, attached hereto as Exhibit D (the "Due Diligence Materials"), without any representation or warranty except as expressly set forth in this Agreement. Seller shall give Purchaser and its agents, representatives, contractors or designees access to the Property and shall arrange meetings with Seller's representatives as reasonably requested by Purchaser, subject to the confidentiality provisions of Section 6.3 below.

         6.3 Confidentiality. Purchaser shall not disclose the information contained in this Agreement, or other instrument or agreement which may be entered into in connection with the transaction contemplated hereby, or the contents of the Due Diligence Materials (collectively, the "Transaction Documents") to any person other than any employees, officers, agents, attorneys, advisors and contractors of Purchaser involved in the inspection or investigation of the Property conducted by Purchaser in accordance with the provisions of this Agreement, or to any potential lenders or investors with whom Purchaser may be dealing with in connection with the acquisition or financing of the Property (collectively, "Permitted Parties"). Purchaser shall not divulge the contents of the Due Diligence Materials and other information except in strict accordance with the confidentiality standards set forth herein. In permitting Purchaser to review the Due Diligence Materials, or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created. Purchaser shall make no public announcement or disclosure of the terms of this Agreement to third


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parties, before the Closing, without the prior written specific consent of
Seller, provided, however, that Purchaser may, subject to the provisions set forth above, make disclosure of this Agreement to its Permitted Parties, and as may be required under laws or regulations applicable to Purchaser. Additionally, the foregoing restrictions do not apply to information in the public domain as a result of lawful disclosure, or if disclosure is required under applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

         In the event that this Agreement is terminated, Purchaser shall promptly deliver to Seller all information, materials, and other documents that were provided to Purchaser by Seller with respect to the Property or otherwise in connection with the Agreement, but not including any internally generated information, any privileged information or any reports obtained from third parties in connection with the Property.

         6.4. As-Is, Where Is. PURCHASER ACKNOWLEDGES THAT IT HAS HAD OR WILL HAVE PURSUANT TO THE PROVISIONS OF THIS AGREEMENT THE OPPORTUNITY TO MAKE SUCH INSPECTIONS AS IT DESIRES OF THE PROPERTY AND ALL FACTS RELEVANT TO ITS USE. PURCHASER ACKNOWLEDGES THAT IT IS RELYING UPON ITS OWN INVESTIGATIONS OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (INCLUDING, WITHOUT LIMITATION, THE DUE DILIGENCE MATERIALS) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS DELIVERED BY SELLER TO PURCHASER. THE PROPERTY SHALL BE CONVEYED AND TRANSFERRED TO PURCHASER "AS IS, WHERE IS AND WITH ALL FAULTS." EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE VIII, SELLER DOES NOT WARRANT OR MAKE ANY REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE PROPERTY'S FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUANTITY, QUALITY, LAYOUT, FOOTAGE, PHYSICAL CONDITION, OPERATION, COMPLIANCE WITH LAWS AND REGULATIONS (INCLUDING, WITHOUT LIMITATION, THOSE LAWS AND REGULATIONS RELATING TO HEALTH, SAFETY AND THE ENVIRONMENT) OR ANY OTHER MATTER AFFECTING THE PROPERTY, AND SELLER SHALL BE UNDER NO OBLIGATION WHATSOEVER TO UNDERTAKE ANY REPAIRS, ALTERATIONS OR OTHER WORK OF ANY KIND WITH RESPECT TO ANY PORTION OF THE PROPERTY. INFORMATION PREVIOUSLY PROVIDED OR TO BE PROVIDED BY SELLER AND/OR OTHER PARTIES IN RESPECT OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE DUE DILIGENCE MATERIALS) WAS OBTAINED FROM A VARIETY OF SOURCES. EXCEPT AS SET FORTH IN ARTICLE VIII, SELLER HAS NOT MADE AN INDEPENDENT INVESTIGATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS THEREOF. THE PROVISIONS OF THIS SECTION 6.4 SHALL SURVIVE THE CLOSING OR THE TERMINATION OF THIS AGREEMENT. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE OBLIGATION OF SELLERS TO DELIVER THE PROPERTY AT THE CLOSING IN THE CONDITION REQUIRED BY THIS AGREEMENT.


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         6.5. Property Inspections and Condition. Purchaser is solely responsible for inspecting the Property and the condition thereof (or causing such inspection to be undertaken) including, without limitation, (i) the structural, mechanical, electrical and other physical characteristics and systems of the Property, (ii) the existence or non-existence on, under or about the Property of any asbestos or other hazardous substances or hazardous materials, (iii) whether the Property is located within a flood or earthquake zone, and (iv) compliance with all applicable laws, ordinances and governmental regulations. Except as expressly set forth in Article VIII, Purchaser further acknowledges and agrees that the conveyance of the Property to Purchaser shall be "AS IS, WHERE IS AND WITH ALL FAULTS."


                                  ARTICLE VII.

                                      TITLE

         7.1. Title. The Property is to be conveyed by a special warranty deed (with covenants against grantor's acts), in accordance with Oregon Revised Statutes 93.855, running to Purchaser (or its nominee), and said deed shall convey title thereto, without Title Objections (as defined in Section 7.3) insurable at standard rates, free from encumbrances, except:

         (a) zoning laws, bylaws, regulations and other applicable governmental regulations and requirements;

         (b) rights of public and adjoining owners in highways, streets, roads and lanes bounding the Land;

         (c) liens for taxes, assessments, water charges and sewer charges not yet due and payable on the Closing Date (such taxes, etc., to be subject to adjustment as set forth in this Agreement); and

         (d)      the Permitted Title Exceptions (as defined in Section 7.3).

         7.2. Commitment. Purchaser will obtain a title insurance commitment for the Property ("Title Commitment") issued by Lawyers Title Insurance Corporation ("Title Company").

         7.3. Title and Survey Defects. Seller shall provide to Purchaser any and all surveys currently in its possession regarding the Property. Purchaser may obtain, at its own expense, any additional surveys it may require. On or before the Due Diligence Date, Purchaser shall notify Seller in writing of any Title Objections (as defined herein below) that Purchaser has to any matters shown or referred to in any survey or the Title Commitment. In the absence of such written notice, Purchaser shall be deemed to have waived its right to terminate under this Section 7.3, and this Agreement shall continue in


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full force and effect. If Purchaser objects to the so called "standard exceptions" in the Title Commitment, and is unable to receive assurances from the Title Company that the exceptions will be removed, Purchaser may terminate this Agreement on or before the Due Diligence Date. Purchaser acknowledges that the cost of any extended coverage shall be borne by Purchaser in accordance with
Section 5.2(b) of this Agreement. Any exception of Title Commitment to which Purchaser does not object shall be considered a Permitted Title Exception. The term "Title Objection" as used herein shall mean an objection to any matter regarding the Title Commitment or Survey, in Purchaser's discretion. If Purchaser notifies Seller of any Title Objection, Seller shall have ten (10) business days thereafter to notify Purchaser in writing whether Seller will eliminate or modify such Title Objection to Purchaser's satisfaction (in which case Seller shall have thirty days to eliminate or modify the same), provided however that notwithstanding anything herein to the contrary, Seller shall be required to pay off and discharge on or before the Closing Date, all mortgages, mechanics liens, taxes and monetary encumbrances (collectively "Monetary Liens") affecting the Property. If Seller fails to notify Purchaser in writing within the ten (10) business day period, Seller will be deemed to have elected not to eliminate or modify such Title Objection(s), other than Monetary Liens, on or before the Closing. In the event Seller notifies Purchaser within such ten (10) business day period that it is unable or unwilling to eliminate or modify such Title Objection(s) to the satisfaction of Purchaser and Title Company, or if Seller is deemed to have made such election pursuant to the immediately preceding sentence, then, in that event, Purchaser shall have the right to either (i) terminate this Agreement by delivering notice to Seller within five
(5) business days after receipt of Seller's response notice described above or
(ii) elect to purchase the Property subject to said uncured Title Objection, and such Title Objection shall thereafter be deemed a Permitted Title Exception. Additionally, any uncured Title Objection which is expressly waived by Purchaser in writing shall also be considered a Permitted Title Exception. If this Agreement is terminated as provided above, the Deposit with all interest accruing thereon shall be returned to Purchaser and neither party shall have further liability to the other under this Agreement except for those provisions hereof which by their terms survive the termination hereof. Except for Monetary Liens, and except for Title Objections that Seller agrees to cure, as provided above, Seller shall have no obligation to cure any title or survey objections.

                                  ARTICLE VIII.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         The Seller hereby represents and covenants to Purchaser that each of the following representations and warranties is, with respect to the Seller, true and correct as of the date of execution of this Agreement and shall be true and correct as of the Closing Date. As used herein, "Seller's Knowledge" shall mean the actual knowledge of Terrence P. Sullivan or Craig McConachie, as Agent of Seller.

         8.1. Authority. The Seller is duly formed and validly existing under the laws of the State of Delaware. Seller has all requisite authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been duly authorized by all requisite action, and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of the Seller. The undersigned individual(s) is authorized to sign on behalf of the Seller, and no additional signatures are required to bind Seller.

         8.2. Bankruptcy or Debt of Seller. The Seller is not the subject of a pending bankruptcy or insolvency action. There are no due but unpaid income, property or franchise taxes of Seller which constitute a lien against the Property, except for the current year. Seller shall not be liable for any taxes resulting from any disqualification of the Property for special assessment as historic property.

         8.3. Foreign Person. The Seller is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code, and the Seller agrees to execute any and all documents necessary or required by the Internal Revenue Service or Purchaser in connection with such declaration(s).

         8.4. Threatened Litigation. To Seller's Knowledge, there is no pending or threatened litigation or claims, including without limitation condemnation claims, pertaining to the Property or the Seller.

         8.5 Contracts. There are no contracts affecting the construction, use, ownership, maintenance and/or operation of the Property (including without limitation any agreements pertaining to the historic nature of the building), other than those existing and executed in the normal course of business and identified in Exhibit E, attached hereto (collectively, the "Contracts").

         8.6 Violations. To Seller's Knowledge, Seller has received no written notices, claims or demands concerning any violation of any governmental rule, regulation or law affecting the Property that remain outstanding as of the date hereof, or, except as disclosed to Purchaser, any written notice of any environmental condition at, in, on, under or from the Property, or concerning the escape of any Hazardous Substance at, in, on, under or from the Property.

         8.7. Due Diligence Materials. To Seller's Knowledge, the Due Diligence Materials are true, accurate and complete copies of all such documents and materials, except as provided in Section 6.2 hereof.

         8.8. Prohibited Persons and Transactions. Neither the Seller nor any of its respective affiliates, nor any of its respective partners, members, shareholders or other equity owners, and none of its respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

         8.9. Leases. To the best of Seller's knowledge, as of the date of the Agreement there are no leases, subleases, licenses or other rental agreements or occupancy agreements (written or verbal) which grant any possessory interest in and to any space situated on or in the Improvements or that otherwise give rights with regard to use of the Improvements other than those identified on Exhibit C, and in the case of the commercial leases, identified on Exhibit C-1 (collectively, the "Leases"). To the best of Seller's knowledge, the Rent Roll is true, accurate and complete as of the date hereof. To the best of Seller's knowledge, except as otherwise specifically set forth in the Rent Roll or elsewhere in this Agreement:

         (a) the Leases are in full force and effect and none of them has been modified, amended or extended, except as stated thereon or as evidenced by modifications, amendments or extensions thereto;

         (b) no tenant, or any other person, entity or association has an option to purchase, right of first refusal, right of first offer or other similar right in respect of all or any unit in the Property;

         (c) no leasing commission shall be due for any period subsequent to the time of Closing other than for tenants who have executed a lease prior to Closing but do not move in until after the time of Closing, which commissions shall be paid by Purchaser;

         (d) no tenant is entitled to rental concessions or abatements for any period subsequent to the time of Closing;

         (e) Seller has neither sent written notice to any tenant of the Property, nor received any notice from any such tenant, claiming that such tenant, or Seller, as the case may be, is in default, which default remains uncured other than as shown on the Rent Roll;

         (f) no action or proceeding instituted against Seller by any tenant of any unit in the Property is presently pending;

         (g) there are no security deposits or other deposits other than those set forth in the Rent Roll;

         (h) no rent has been paid more than thirty (30) days in advance under any lease of any unit in the Property other than as shown on the Rent Roll;

         (i) no uncompleted work with respect to any part of the Property demised under any of the Leases to be performed by Seller will remain incomplete after the time of Closing; and

         (j) all brokerage commissions with respect to the Leases shall have been paid in full by the time of Closing.


         8.10. The representations and warranties made by Seller in this Article VIII shall survive Closing for a period of nine (9) months.


                                   ARTICLE IX.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser warrants and represents to Seller as follows:

         9.1. Authority. Purchaser is a limited liability company duly formed and validly existing under the laws of the Commonwealth of Massachusetts. Purchaser has all requisite authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder have been or will be duly authorized by all requisite action and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of Purchaser.

         9.2. Legal Action Against Purchaser. There are no judgments, orders, or decrees of any kind against Purchaser unpaid or unsatisfied of record which would adversely affect the Closing hereunder, nor any legal action, suit or other legal or administrative proceeding pending before any court or administrative agency, which would adversely affect the Closing hereunder.

         9.3. Bankruptcy or Debt of Purchaser. Purchaser is not the subject of a pending bankruptcy or insolvency action.

         9.4. Binding on Purchaser. The execution and delivery of this Agreement by Purchaser and the consummation of the transaction contemplated hereby will be binding upon Purchaser. The undersigned individual(s) is authorized to sign on behalf of Purchaser and no additional signatures are required to bind Purchaser.

         9.5 Prohibited Persons and Transactions. Neither Purchaser nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

                                   ARTICLE X.

                               COVENANTS OF SELLER

         Seller hereby covenants and agrees that during the period between the Effective Date and the earlier to occur of Closing or the termination of this Agreement, Seller shall perform and observe the following covenants and obligations:

         10.1. Operation and Maintenance of the Property. Seller agrees to operate, maintain and repair the Property in substantially the same manner as Seller has been prior to the Effective Date, normal wear and tear accepted. Seller shall not remove from the Improvements any item or article defined as Personal Property hereunder except as may be necessary for repair or discarding worn out or useless items.

         10.2. Bills and Claims. All bills and claims for labor performed and materials furnished to Seller for the benefit of the Property during the period preceding the Closing Date shall be paid in full at or prior to Closing.

         10.3. Contracts. As of the Closing Date, any Contracts by Seller with respect to the Property shall be terminated without cost or liability to Purchaser, except with respect to those Contracts which Purchaser elects to assume in writing, and except with respect to those identified in Section 8.5 above.

         10.4. Creation of Encumbrances. Seller shall not hereafter create or consent to the imposition of any lien, lease, easement, restriction, covenant, condition or other encumbrance upon the Property which would be binding upon Purchaser or the Property following the Closing, other than as expressly set forth herein, without, in each instance, the prior written consent of Purchaser, and shall discharge the same on or before the Closing.

         10.5. Alterations. Except for repairs or replacements made in the ordinary course of business or those required by applicable law or ordinance, Seller shall not make any alterations, improvements or additions to the Property without the prior written consent of Purchaser.

         10.6. Notice to Purchaser. Seller shall notify Purchaser promptly of the occurrence of any (i) fire or other casualty causing damage to the Property, or any portion thereof; (ii) receipt of written notice of eminent domain proceedings or condemnation of or affecting the Property, or any portion thereof; (iii) receipt of written notice from any governmental or quasi-governmental agency relating to any violations regarding the Property, or
(iv) notice of any release of any "hazardous substances" as defined in the Comprehensive Environmental Response and Compensation Liability Act of 1980, as amended at, on, under or from the Property.

         10.7 Insurance. Seller shall maintain Property and Casualty Insurance in the same amounts as currently insured.

         10.8. Leasing. Seller shall not, without Purchaser's prior written consent (a) enter into any new lease for an apartment unit with a first-time tenant unless the lease is on the Seller's standard form, is for a period of no more than one (1) year and the rent shall be not less than the amount of rent for the applicable type of unit shown on Exhibit C attached hereto; or (b) enter into, and, renew or extend any Lease for an apartment unit with an existing tenant unless the lease is on Seller's standard form, is for a period of not more than one (1) year and not less than seven (7) months and that the rent for the amended, renewal or extension term shall not be less than the amount of rent noted of rent for the applicable type of unit shown on Exhibit C attached hereto; (c) terminate any Lease except by reason of a default by the tenant thereunder; or (d) grant any concessions to a tenant. On or prior to the Closing, as a condition to the Closing for the benefit of Purchaser, Seller shall have performed all work necessary (including, without limitation, supplying operable kitchen appliances, installing new carpeting or cleaning existing carpeting, and repainting) to make all apartment units within the Property that have been vacated for more than five (5) days prior to the Closing ready for occupancy by incoming tenants, consistent with Seller's past practices (the "Ready Work"). In the event that all Ready Work has not been completed prior to the Closing, Purchaser may elect to either (a) terminate this Agreement and the Deposit shall be returned to Purchaser, and neither party shall have further rights or obligations pursuant to this Agreement, or (b) waive the completion of the Ready Work, proceed to close the transaction, and receive a credit on account of the incomplete Ready Work in an amount to be reasonably determined by Seller and Purchaser at Closing. Notwithstanding the foregoing, all such Ready Work shall be to the extent and consistent with Seller's previous practices.

         10.9. Estoppel Certificates. Seller shall (a) send a tenant estoppel, in the form provided by Purchaser, to each commercial tenant listed on Exhibit C-1 by April 19, 2006; and (b) use all commercially reasonable efforts to obtain the executed original tenant estoppel form back from each commercial tenant listed on Exhibit C-1 prior to the Due Diligence Date. Seller shall deliver to Purchaser all executed tenant estoppels and any correspondence received from such commercial tenants with respect to the requested tenant estoppels within one (1) business day of receipt thereof by Seller. Receipt of such executed tenant estoppels shall not be a condition precedent to Closing.

                                   ARTICLE XI.

                              CONDITIONS PRECEDENT

         The obligation of Purchaser to purchase the Property and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to the following conditions:

         11.1. Covenants. Seller shall have performed all of its covenants, agreements and obligations under this Agreement.

         11.2. Representations and Warranties. All of Seller's representations and warranties set forth in this Agreement shall be true and correct in all material respects.

         11.3 Escrow Deposit and Documents. Purchaser shall have complied with the deposit provisions of Section 4.1, and delivered all documents required by the escrow agent.

         11.4. Title. There shall be no exceptions to title to the Property other than the Permitted Title Exceptions and the encumbrances identified in
Section 7.1 of this Agreement.

         11.5. Condition of the Property. There shall be no material adverse change in the condition of the Property from the Effective Date to the Closing Date.

                                  ARTICLE XII.

                                     CLOSING

         12.1. Closing and Closing Date. Subject to the conditions set forth in this Agreement, the closing of the purchase and sale of the Property (the "Closing") shall occur not more than 30 days after the later to occur of (i) expiration of the Due Diligence Period; and (ii) receipt of all necessary approvals authorizing the appropriate signatories' right to sell the Property, but not later than June 30, 2006 in any event, or on such earlier date as the parties may agree in writing, at Lawyers Title Insurance Corporation, c/o LandAmerica Financial Group, Inc., 150 Federal Street, Boston, Massachusetts 02110 ("Closing Date"). Purchaser may elect, by the Due Diligence Date, by notice in writing to Seller, to extend the closing date to June 30, 2006. Such extension shall in no way affect any of the obligations of the Purchaser and Seller, as set forth in this Agreement, and the Agreement shall continue in full force and effect. The Closing shall be conducted through an escrow administered by Escrow Agent. Purchaser and Seller shall execute supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Agreement, so long as such instructions are not in conflict with this Agreement. The transactions described herein shall be closed by means of concurrent delivery of the documents of title, transfer of interest, delivery of Title Policy (as hereinafter defined) and the Purchase Price, in keeping with the manner customarily applied in large commercial real estate transactions in Multnomah County, Oregon

         12.2. Seller's Closing Deliveries. With respect to the Property, except as otherwise noted below, Seller agrees to provide the following to Purchaser at Closing and the delivery of such shall be a condition precedent to Purchaser's obligation to perform under this Agreement:

         12.2.1. Deed. A statutory special warranty deed in recordable form properly executed by the Seller conveying to Purchaser the Land and the Improvements in fee simple subject only to the matters set forth in Section 7.1 (the "Deed").

         12.2.2. Bill of Sale. A limited warranty bill of sale, in form reasonably satisfactory to Purchaser's and Seller's counsel, which conveys all of Seller's right, title and interest in and to the tangible and intangible personal property.

         12.2.3. Assignment of Leases and Security Deposits. An assignment and assumption of the Leases and Security Deposits, including material indemnities, in form reasonably satisfactory to Purchaser's and Seller's counsel.

         12.2.4. Assignment of Contracts. An assignment and assumption of all assumed Contracts, to the extent assignable or assumable in form reasonably satisfactory to Purchaser's and Seller's counsel.

         12.2.5. Assignment of Intangible Property. An assignment and assumption of all Intangible Property, to the extent assignable or assumable, in form reasonably satisfactory to Purchaser's and Seller's counsel.

         12.2.6. Title Affidavits. Such affidavits as the Title Company may reasonably require in order to omit from its title insurance policy all exceptions for (i) parties in possession other than under the rights to possession granted under the Leases; and
                  (ii) mechanics' liens, as well as a Gap Indemnity Agreement.

         12.2.7. Notices of Sales. Sufficient letters, executed by Seller, as of the date of the Closing, advising the tenants under the Leases of the sale of the Property to Purchaser and directing that all rents and other payments thereafter becoming due under the Leases be sent to Purchaser or as Purchaser may direct.

         12.2.8. Real Property Transfer Tax Declaration. Any transfer tax declaration required to be filed in connection with the recording of the Deed.

         12.2.9. Authority. In addition to the foregoing, Seller shall provide Purchaser with the following: (i) copies of good standing certificates documenting the valid existence and the authorization to transact business in the state of formation of such party, and it's constituent managing or general partner entities, (ii) only if required by the Title Company, copies of the relevant provisions of the partnership agreement, articles of incorporation, limited liability company agreement or other organizational documentation for such party, and its managing or general partner constituent entities, as necessary to demonstrate all entities and persons whose consent is a prerequisite to Closing, and (iii) full authorizing resolutions evidencing authority to assume and perform obligations hereunder by such party, and its managing/general partner constituent entities.

         12.2.10. Books and Records. All original (or true copies of) books, records, tenant files, operating reports, files, plans and specifications and other materials in Seller's possession necessary to the continuity of operation of the Property. Seller shall retain the right to access all documents if needed for reasonable purposes, which right shall survive delivery of the deed hereunder.

         12.2.11. Certificates of Occupancy. All original certificates of occupancy (or copies if no originals are available) relating to the Property to the extent in Seller's possession.

         12.2.12. Plans and Specifications. All original as-built plans and specifications relating to the Property to the extent in Seller's possession;

         12.2.13. Keys. All keys to the Improvements which delivery shall comprise at least one full set of keys;

         12.2.14. Reaffirmation of Representations and Warranties. A certificate properly executed by Seller reaffirming all representations and warranties of Seller set forth in this Agreement;

         12.2.15. FIRPTA Certificate. An affidavit properly executed by Seller certifying that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code;

         12.2.16. Rights Under Permitted Title Exceptions. If requested by Purchaser, a properly executed assignment of Seller's rights under any of the Permitted Title Exceptions, to the extent such rights are assignable; and

         12.2.17. Other Consents, Approvals, Etc. Such other consents, approvals, affidavits, estoppel certificates and other instruments and documents as may be reasonably required by Purchaser or the Title Company prior to Closing, but limited to warranties and representations as set forth in this Agreement.

         12.3. Purchaser's Closing Deliveries. With respect to the Property, except as otherwise noted below, Purchaser agrees to provide the following to Seller at Closing:

                  12.3.1. Purchase Price. The Purchase Price for the Property, as adjusted pursuant to the terms hereof.

         12.4. Further Assurances. Purchaser and Seller each agree that they will, upon reasonable notice and from time to time after the Closing Date, upon request of the other, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better assignment, transfer and granting of the Property to Purchaser, its successors or assigns, but nothing herein shall obligate either party to incur any liability beyond that set forth elsewhere in this Agreement.

                                  ARTICLE XIII.

                          RISK OF LOSS AND CONDEMNATION

         13.1 Risk of Loss. Until Closing, the risk of loss or damage to the Property or any portion thereof shall be assumed by Seller who will promptly notify Purchaser in writing as to the occurrence, extent and estimated cost of repair of the damage. In the event of damage to the Property by fire or other casualty, act of God or any other event, and the cost to repair such damage exceeds Two Hundred Thousand Dollars ($200,000.00) in the reasonable determination of a third party consultant selected by Seller and Purchaser, then Purchaser, at its sole option exercised within the earlier to occur of twenty-one (21) days of Purchaser receiving notice of such event or within three
(3) Business Days after the outside date for the Closing, if sooner, shall have the right to (i) terminate this Agreement and obtain a refund of its Deposit; or
(ii) close, in which event, if restoration has not been completed, the insurance proceeds (including business interruption and rental loss insurance proceeds to the extent related to any period after the Closing Date), as well as any unpaid claims or rights in connection with such casualty shall be assigned to Purchaser, and the amount of any deductible shall be credited to Purchaser, at the Closing or, if paid to Seller prior to Closing, shall be credited at the Closing against the Purchase Price. In the event of damage to the Property by fire or other casualty, act of God or other event, the cost of which to repair is not greater than Two Hundred Thousand Dollars ($200,000.00), as reasonably determined by of a third party consultant selected by Seller and Purchaser, the parties shall proceed to Closing, in which event if restoration has not been completed, the insurance proceeds (including business interruption and rental loss insurance proceeds to the extent related to any period after the Closing
Date) as well as unpaid claims or rights in connection with such casualty shall be assigned to Purchaser, and the amount of any deductible shall be credited to Purchaser, at the Closing, or if paid to Seller prior to Closing, shall be credited at the Closing against the Purchase Price.

         13.2 Condemnation. Seller agrees to give Purchaser prompt written notice of any action or proceeding instituted or pending, in eminent domain or for condemnation affecting any part of the Property, promptly after Seller's receipt thereof. If, prior to the Closing Date, all or any material part of the Property is taken by condemnation or eminent domain proceeding or other transfer in lieu thereof, this Agreement may be terminated at the option of Purchaser by written notice to Seller given within five (5) business days after Seller gives Purchaser the notice of such condemnation or conveyance in lieu thereof. If Purchaser elects not to terminate this Agreement, then this Agreement shall remain in full force and effect, and Seller shall at Closing assign to Purchaser all rights of Seller to the condemnation award, but there shall be no reduction in the Purchase Price, which shall apply whether or not the condemnation involves all or any material portion of the Property.

                                  ARTICLE XIV.

                                     DEFAULT

         14.1. Seller's Default. If Seller fails to comply with or otherwise defaults in any of the terms, provisions, covenants or agreements set forth in this Agreement to be complied with or performed by Seller and Purchaser is not in default hereunder, Purchaser shall have the right to (i) terminate this Agreement by written notice to Seller and receive, as full liquidated damages, the Deposit (including all interest earned thereon, if any) which shall be Purchaser's sole remedy at law or in equity, or (ii) to bring an action for specific performance, and in the event Purchaser maintains an action for specific performance of the terms of this Agreement, then Seller shall (and does hereby) waive, in any such action for specific performance, the defense of adequacy of remedy at law. If Purchaser shall terminate this Agreement due to Seller's default as provided in this Section 14.1, upon payment of the Deposit and the interest earned thereon to Purchaser, all rights and obligations of the parties hereto under or with respect to this Agreement (except those obligations and liabilities which, by their express terms, specifically survive termination) shall be deemed terminated.

         14.2 Purchaser's Default. The parties acknowledge that in the event of Purchaser's failure to fulfill its closing obligations hereunder it is impossible to compute exactly the damages which would accrue to Seller in such event. The parties have taken these facts into account in setting the amount of the Deposit required pursuant to this Agreement, and hereby agree that: (a) such amount together with the interest earned thereon is the pre-estimate of such damages which would accrue to Seller; (b) such amount represents damages and not any penalty against Purchaser; and (c) if this Agreement shall be terminated by Seller by reason of Purchaser's failure to fulfill Purchaser's closing obligations hereunder, the Deposit together with the interest thereon shall be Seller's full and liquidated damages in lieu of all other rights and remedies which Seller may have against Purchaser at law or in equity.

                                   ARTICLE XV.

                                     BROKER

         The parties hereto agree and represent to each other that no broker, agent or finder has been engaged on their behalf or otherwise involved in this transaction and each party shall indemnify, defend and hold the other harmless from and against the claims of any broker, agent, consultant of finder claiming to have acted on behalf of such party in connection with this transaction or this Agreement. The provisions of this Article and the indemnities herein shall survive after the conveyance of title and payment of the Purchase Price and shall not be merged therein.

                                  ARTICLE XVI.

                                  MISCELLANEOUS

         16.1. Notices. All notices, requests, demands or other communications hereunder shall be in writing and deemed given (i) when delivered personally or by telecopier, or (ii) on the third day following the day deposited in the U.S. Mail, postage prepaid, or (iii) on the day deposited with a recognized overnight courier service (such as Federal Express), in all events addressed as follows (or to such other address which a party may from time to time hereafter designate by notice given in accordance with this Section 16.1):

           To Seller:              Historic Preservation Properties 1989 LP
                                   21 Custom House Street
                                   Suite 440
                                   Boston, MA 02110
                                   Attn: Terrence Sullivan
                                   Telecopier: (617)338-6164

           With a copy to:         Frank Levy
                                   Duane Morris LLP
                                   470 Atlantic Avenue
                                   Suite 500
                                   Boston, MA 02210
                                   Telecopier: (617) 289-9201

           To Purchaser:           SP/Honeyman LLC
                                   44 Brattle Street
                                   Cambridge, MA 02138
                                   Attention:  Eggert Dagbjartsson
                                   Telecopier: (617) 876-7616

           With a copy to:         Richard A. Toelke, Esq.
                                   Bingham McCutchen LLP
                                   150 Federal Street
                                   Boston, MA 02110
                                   Telecopier: (617) 951-8736

The refusal to accept delivery by any party or the inability to deliver any communication because of a changed address of which no notice has been given in accordance with this Section 16.1 shall constitute delivery. Notices may be given by a party's attorney or other authorized representative.

         16.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws the State of Oregon.

         16.3. Headings. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

         16.4. Effective Date. This Agreement shall be effective upon delivery of this Agreement fully executed by Seller and Purchaser, which date shall be deemed the Effective Date hereof (the "Effective Date"). Either party may request that the other party promptly execute a written confirmation specifying the Effective Date hereof.

         16.5. Business Days. If any date herein set forth for the performance of any obligations of Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or federal holiday for which financial institutions or post offices are generally closed in the State of Oregon or the Commonwealth of Massachusetts.

         16.6. Counterpart Copies. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, as if all parties hereto had executed a single original of this Agreement. Such executed counterparts when transmitted via facsimile or electronic mail will be valid and binding as if transmitted in original form.

         16.7. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         16.8. Interpretation. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement.

         16.9. Entire Agreement. This Agreement and the Exhibits attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property and are intended to be an integration of all prior negotiations and understandings. Purchaser, Seller and their agents shall not be bound by any terms, conditions statements, warranties or representations, oral or written, not contained herein. No change or modifications to this Agreement shall be valid unless the same is in writing and signed by the parties hereto. Purchaser reserves the right to waive any of the terms or conditions of this Agreement which are for the benefit of Purchaser and to purchase the Property in accordance with the terms and conditions of this Agreement which have not been so waived. Any such waiver must be in writing signed by Purchaser.

         16.10. Severability. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         16.11. Survival. The provisions of this Agreement and the representations and warranties herein shall survive after the conveyance of title and payment of the Purchase Price and shall not be merged therein, except as expressly set forth and required in this Agreement.

         16.12. Limitation of Liability. In no event shall any officer, director, partner, shareholder, agent or employee of Purchaser or its partners be personally liable for any of the obligations of Purchaser under this Agreement or otherwise. In no event shall any officer, director, partner, shareholder, agent or employee of Seller or its partners be personally liable for any of the obligations of Seller under this Agreement or otherwise.

         16.13. Prevailing Party. Should either party employ an attorney to enforce any of the provisions hereof, (whether before or after Closing, and including any claims or actions involving amounts held in escrow or relating to any action pursuant to Article XIV) or to recover damages for the breach of this Agreement, the non-prevailing party in any final judgment agrees to pay the other party's reasonable expenses, including attorneys' fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction. The provisions of this Section shall survive Closing or the termination of this Agreement.

         16.14. Liability of Escrow Agent. The parties acknowledge that the Escrow Agent shall be conclusively entitled to rely, except as hereinafter set forth, upon a certificate from Purchaser or Seller as to how the Deposit (which, for purposes of this Section 16.14 shall be deemed to also include any other escrowed funds held by the Escrow Agent pursuant to this Agreement) should be disbursed. Any notice sent by Seller or Purchaser (the "Notifying Party") to the Escrow Agent shall be sent simultaneously to the other noticed parties pursuant to Section 16.1 herein (the "Notice Party" or "Notice Parties"). If the Notice Parties do not object to the Notifying Party's notice to the Escrow Agent within ten (10) days after the Notice Party's receipt of the Notifying Party's certificate to the Escrow Agent, the Escrow Agent shall be able to rely on the same. If the Notice Parties send, within such ten days, written notice to the Escrow Agent disputing the Notifying Party's certificate, a dispute shall exist and the Escrow Agent shall hold the Deposit as hereinafter provided. The parties hereto hereby acknowledge that Escrow Agent shall have no liability to any party on account of Escrow Agent's failure to disburse the Deposit if a dispute shall have arisen with respect to the propriety of such disbursement and, in the event of any dispute as to who is entitled to receive the Deposit, disburse them in accordance with the final order of a court of competent jurisdiction, or to deposit or interplead such funds into a court of competent jurisdiction pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for failure of any depository and shall not be otherwise liable except in the event of Escrow Agent's negligence or willful misconduct. The Escrow Agent shall be reimbursed on an equal basis by Purchaser and Seller for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the Deposit.

         16.15. No Agreement Until Execution and Delivery. The delivery by either party of unexecuted copies of this Agreement is solely for the purpose of review by the party to whom delivered and is in no way to be construed as an offer or an acceptance by either party or an agreement to sell or purchase the Property, as applicable, and neither party shall be bound by the terms hereof until a definitive agreement satisfactory to both Purchaser and Seller has been executed and delivered by both parties.

         16.16. Merger. The acceptance of the Deed by Purchaser shall be deemed to be full performance by Seller of, and shall discharge Seller from all obligations hereunder, subject, however, to the provisions of Section 16.11 and the other provisions of this agreement that survive the Closing. Seller shall have no liability hereunder thereafter to Purchaser, or to any other person, firm, corporation or public body with respect to the Property except pursuant to section 16.11 and to those provisions specifically stated herein to have survived the Closing.

         16.17. Recording. Neither this Agreement nor any notice or memorandum shall be recorded in any public record. A violation of the prohibition set forth in this Section 16.17 shall be a material breach of this Agreement by Purchaser, entitling Seller to terminate this Agreement.

         16.18. Time of the Essence. Time is of the essence of this Agreement.

         16.19. Use of Proceeds to Clear Title. To enable Seller to make conveyance as herein provided, Seller may, at the time of Closing, use the purchase price or any portion thereof to clear the title of any or all encumbrances or interests, provided that provision reasonably satisfactory to Purchaser's attorney and Purchaser's title insurer is made for prompt recording of all instruments so procured in accordance with conveyance practice in the jurisdiction in which the Property is located.

         16.20. Local Improvement District Disclosure. Purchaser hereby acknowledges that the Property may be located in a so-called "Local Improvement District," ("LID") as identified by the City of Portland Office of Transportation. Seller and Purchaser agree that, regarding the LID, any payments, expenses, or other costs assessed against the Property will be prorated at Closing, with Seller paying only those payments, expenses, or other costs assessed against the Property prior to Closing. Seller shall bear no responsibility for compliance with any and all laws and regulations relating to the LID, including but not limited to any related payments, expenses, or other costs assessed against the property subsequent to the Closing, and any and all such compliance, including payment of installments shall be the sole responsibility of Purchaser.

         16.21. Oregon Revised Statute 93.040.

         (a) THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS THAT, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON'S RIGHTS, IF ANY, UNDER ORS 197.352. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES, THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 197.352.

         (b) THE PROPERTY DESCRIBED IN THIS INSTRUMENT IS SUBJECT TO SPECIAL ASSESSMENT UNDER ORS 358.505. ORS 358.515 REQUIRES NOTIFICATION TO THE STATE HISTORIC PRESERVATION OFFICER OF SALE OR TRANSFER OF THIS PROPERTY.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the Effective Date first set forth above.

WITNESS                                          PORTLAND LOFTS ASSOCIATES LP


                                                 By:  HISTORIC PRESERVATION PROPERTIES
-----------------------                               1989 LIMITED PARTNERSHIP, as General
                                                      Partner

                                                      By: Boston Historic Partners Limited
                                                          Partnership, its General Partner

                                                          By: Portfolio Advisory Services, Inc.
                                                              its General Partner

                                                              By: /s/ Terrence P. Sullivan
                                                                  ---------------------------
                                                                  Terrence P. Sullivan, President

                                                         and

                                                         By:
                                                            ---------------------------------
                                                            Terrence P. Sullivan
                                                            its General Partner

                                                 Seller's Tax I.D. Number for Escrow
                                                 93-1010378

WITNESS                                          By: PORTLAND LOFTS APARTMENTS, LLC, a
                                                     Delaware limited liability company

                                                 By: HISTORIC PRESERVATION PROPERTIES
-----------------------                              1989 LIMITED PARTNERSHIP, Member

                                                     By: Boston Historic Partners Limited
                                                         Partnership, General Partner

                                                         By: Portfolio Advisory Services, Inc.

                                                             By: /s/ Terrence P. Sullivan
                                                                 ----------------------------
                                                                 Terrence P. Sullivan
                                                                 President

                                                 and

                                                 By:  /s/ Terrence P. Sullivan
                                                      ---------------------------------------
                                                      Terrence P. Sullivan, General Partner

WITNESS                                          HISTORIC PRESERVATION PROPERTIES
                                                 1989 LIMITED PARTNERSHIP

                                                 By: Boston Historic Partners Limited Partnership,
-----------------------                              its General Partner

                                                     By: Portfolio Advisory Services, Inc.
                                                         its General Partner

                                                         By:
                                                             ---------------------------------
                                                             Terrence P. Sullivan, President

                                                     and

                                                     By: -------------------------------------
                                                         Terrence P. Sullivan
                                                         its General Partner

WITNESS                                          BOSTON HISTORIC PARTNERS LIMITED
                                                 PARTNERSHIP

                                                 By: Portfolio Advisory Services, Inc.
-----------------------                              its General Partner

                                                     By:
                                                         -------------------------------------
                                                         Terrence P. Sullivan, President

                                                     and

                                                     By:
                                                         --------------------------------------
                                                         Terrence P. Sullivan
                                                         its General Partner

WITNESS                                   SP/HONEYMAN LLC


                                          By:
---------------------------                     --------------------------------
                                          Its:
                                                --------------------------------


                                          Purchaser's Tax I.D. Number for Escrow

                                          --------------------------------------



WITNESS                                   EQUITY RESOURCE INVESTMENTS LLC

                                          By:
---------------------------                     --------------------------------
                                          Its:
                                                --------------------------------

The Escrow Agent hereby executes this Agreement for the sole purpose of acknowledging receipt of the Deposit and its responsibilities hereunder and to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement.

ESCROW AGENT:

LAWYERS TITLE INSURANCE CORPORATION

By:
    ------------------------------------
Its:
     -----------------------------------

Date: April 14, 2006

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Parcel I

Lots 1, 2, 3 and 4, Block 73, COUCH'S ADDITION TO THE CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.

Parcel II

Lots 5, 6, 7 and 8, Block 73, COUCH'S ADDITION TO THE CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.

                                    EXHIBIT B

                             PERSONAL PROPERTY LIST

                                    EXHIBIT C

                                    RENT ROLL

                                   EXHIBIT C-1

            COMMERCIAL LEASES, INCLUDING DATES AND AMENDMENTS THERETO

           [LIST TO BE PROVIDED BY SELLER ON OR BEFORE APRIL 21, 2006]

                                    EXHIBIT D

                               DUE DILIGENCE MEMO

                                    EXHIBIT E

                                    CONTRACTS

37